UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2023

T2 BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36571	20-4827488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 Hartwell Avenue, Lexington, Massachusetts 02421

(Address of principal executive offices, including Zip Code)

(781) 761-4646

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TTOO	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, on September 15, 2023, T2 Biosystems, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”), at which the Company’s stockholders voted to approve an amendment to the Company’s restated certificate of incorporation (the “Certificate of Incorporation”) to effect a reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a reverse split ratio ranging from any whole number between and including 1-for-50 and 1-for-150, with the exact ratio to be determined at the discretion of the Board of Directors of the Company (the “Board”). Following the Annual Meeting, on October 10, 2023, the Board approved the Reverse Stock Split at the ratio of 1-for-100.

On October 12, 2023, the Company filed a certificate of amendment to the Certificate of Incorporation (the “Amendment”) with the Office of the Secretary of State of the State of Delaware to effect the Reverse Stock Split, and the Company’s Common Stock will begin trading on a split-adjusted basis at market open on October 13, 2023 under the existing symbol “TTOO” and new CUSIP number 89853L 302. The Amendment provides that each one hundred (100) shares of the Common Stock outstanding and held of record by each stockholder of the Company were automatically reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, subject to the treatment of fractional shares as described below.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive fractional shares as a result of the Reverse Stock Split will be entitled to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled to multiplied by the closing trading price per share of the Common Stock (on a split-adjusted basis) on the Nasdaq Capital Market on October 12, 2023.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Restated Certificate of Incorporation of T2 Biosystems, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2023	T2 BIOSYSTEMS, INC.

	By:	/s/ John Sprague
John Sprague
Chief Financial Officer